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                                                                      EXHIBIT 21

             SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2002

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                                                     ----------------------
                                                         BANCINSURANCE
                                                          CORPORATION
                                                     ----------------------
------------------------    --------------------------------      --------------------------------     ----------------------------
         100%                            100%                                  100%                                100%
 OHIO INDEMNITY COMPANY      AMERICAN LEGAL PUBLISHING CORP.        ULTIMATE SERVICES AGENCY, LLC          BIC STATUTORY TRUST I
 (An Insurance Company)          (A Publishing Company)                 (An Insurance Agency)               (A Guarantor Trust)
  Incorporated in Ohio            Incorporated in Ohio                  Incorporated in Ohio            Connecticut Guarantor Trust
------------------------    --------------------------------      --------------------------------     ---------------------------
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